SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 10, 2008
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 99.1

ITEM 1.01 Entry into a Material Definitive Agreement.
     On July 10, 2008, the Company entered into a Director Indemnification Agreement with Directors T. Gary Rogers, R. John Anderson, Robert D. Haas, Vanessa J. Castagna, Peter A. Georgescu, Leon J. Level, Stephen C. Neal and Patricia Salas Pineda. The Director Indemnification Agreement provides that the Company shall indemnify each director to the fullest extent permitted by law if he or she incurs any liabilities, losses or expenses arising out of a legal proceeding or investigation as a result of his or her capacity as a director.
     The description of the Director Indemnification Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of Director Indemnification Agreement between the Company and each of its directors which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) On July 10, 2008, the Board of Directors elected Richard L. Kauffman as a new member of the Board, to be effective October 1, 2008. Mr. Kauffman will serve as a Class II director and will be compensated on the same terms as the other non-employee directors of the Company. His election fills a vacancy on the Board.
     Mr. Kauffman is currently the Chief Executive Officer and President of Good Energies, Inc. a global investment firm focusing on renewable energy and energy efficiencies, a position he has held since 2006. Previously, Mr. Kauffman was a Managing Director of Goldman Sachs, where he also held positions as the chairman of the Global Financing Group and a member of the firm’s Partnership Committee, Commitments Committee, and Investment Banking Division Operating Committee. Before joining Goldman Sachs in 2004, he was vice chairman of Morgan Stanley’s Institutional Securities Business and co-head of its Banking Department and, prior to that, vice chairman and a member of the European Executive Committee of Morgan Stanley International since 1993. Mr. Kauffman is also currently a director of Q-Cells AG, and sits on the boards of several nonprofit organizations, including The Brookings Institution.
     There is no understanding or arrangement between Mr. Kauffman and any other person or persons with respect to his election as director. The Company will enter into the Director Indemnification Agreement attached hereto as Exhibit 10.1 with Mr. Kauffman upon his effective date of Board membership. There have been no transactions, nor are there any currently proposed transactions, to which the Company was or is to be a party in which Mr. Kauffman or any member of his immediate family had, or will have, a direct or indirect material interest.
     A copy of the press release announcing the election of Mr. Kauffman is attached as Exhibit 99.1 hereto.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Form of Director Indemnification Agreement.

99.1	Press release, dated July 10, 2008, announcing the election of Richard L. Kauffman to the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.
DATE: July 10, 2008	By:	/s/ Heidi L. Manes
	Name:	Heidi L. Manes
	Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Director Indemnification Agreement.

99.1	Press release, dated July 10, 2008, announcing the election of Richard L. Kauffman to the Board.